EXHIBIT 10.1
                           [COMPASS BANK LETTERHEAD]

November 4, 1998


Mr. Michael R. Dawson
Vice President-Finance & Chief Financial Officer
Southern Mineral Corporation
1201 Louisiana, Suite 3350
Houston, Texas 77002-5609

      RE: LETTER AMENDMENT TO THE AMENDED AND RESTATED CREDIT AGREEMENT DATED JUNE 19, 1998, BETWEEN SOUTHERN MINERAL CORPORATION, SMC ECUADOR, INC., SMC PRODUCTION CO., BEC ENERGY, INC., AND AMERAC ENERGY CORPORATION, AS CO-BORROWERS, COMPASS BANK, AS AGENT AND LENDER, AND FIRST UNION NATIONAL BANK AS LENDER (AS SUBSEQUENTLY AMENDED, AND RESTATED, OR SUPPLEMENTED, THE "CREDIT AGREEMENT").

Dear Mike:

Effective as of September 1, 1998, Section 6.14 of the Credit Agreement shall be amended to read as follows:

      6.14 TANGIBLE NET WORTH. Permit Tangible Net Worth as of the close of any fiscal quarter to be less than $21,000,000 plus (i) 50% of positive Net Income, (ii) 75% of other increases in equity, and (iii) 100% of any unrealized positive Canadian currency translation adjustments (as recognized on the balance sheet) for all fiscal quarters ending subsequent to September 30, 1998.

Also effective as of September 1, 1998, the definition of Cash Flow contained in
Section 1.2 of the Credit Agreement shall be amended to read as follows:

      "CASH FLOW" shall mean, for any period, Net Income of the Borrower and the Co-Borrowers for such period plus, without duplication and to the extent deducted from revenues in determining Net Income for the period, depreciation, amortization, depletion, the write-off of any exploratory dry hole costs, and other non-cash expenses, including any non-cash asset impairment charges, less, without duplication and to the extent added to revenues in determining Net Income for that period, all non-cash revenue and non-recurring gains of the Borrower and the Co-Borrowers for such period.

The scope of this letter amendment is expressly limited to the matters addressed herein and this letter amendment shall not operate as a waiver of any past, present or future breach, Default, or Event of Default under the Credit Agreement, except to the extent, if any, that such breach, Default, or Event of Default is remedied by the effect of this letter amendment.

Note that all capitalized terms used but not defined herein shall have the meanings attributed thereto in the Credit Agreement.

MR. MICHAEL R. DAWSON
NOVEMBER 4, 1998
PAGE 2

Kindly acknowledge your agreement and acceptance of the above by signing and dating all three copies of this letter amendment in the space provided below. Please keep one original copy for your records, fax a copy of the executed document to (713) 968-8292, and return two signed originals to my attention, along with a $10,000 amendment fee ($5,000 per bank) to be distributed evenly among the Lenders.


Sincerely,
COMPASS BANK


By: /s/ ALLISON HAMMER
        Allison Hammer
        Vice President


ACKNOWLEDGED AND ACCEPTED THIS 5TH DAY OF NOVEMBER, 1998.
SOUTHERN MINERAL CORPORATION

By: /s/ MICHAEL R. DAWSON
        Michael R. Dawson
        Vice President - Finance & Chief Financial Officer


ACKNOWLEDGED AND ACCEPTED THIS 4TH DAY OF NOVEMBER, 1998.
COMPASS BANK

By: /s/ ALLISON HAMMER
        Allison Hammer
        Vice President

ACKNOWLEDGED AND ACCEPTED THIS 5TH DAY OF NOVEMBER, 1998.
FIRST UNION NATIONAL BANK

By: /s/ JAY M. CHERNOSKY
        Jay M. Chernosky
        Senior Vice President